EXHIBIT 23.1


               CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-13373) and the Registration Statements on Form S-8 (File Nos. 333-28481 and 333-28527) of MedImmune, Inc. of our report dated January 25, 1999, except for Note 18, which is as of February 24, 1999, appearing in this Annual Report on Form 10-K.



/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
McLean, Virginia
March 23, 1999